SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) December 3, 1997



                            CHAPARRAL RESOURCES, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)




          Colorado                       0-7261                   84-0630863
----------------------------      -------------------        -------------------
(State or other jurisdiction     (Commission File No.)        (I.R.S. Employer
 of incorporation)                                           Identification No.)





         3400 Bissonnet Street, Suite 135, Houston, Texas         77005
         ------------------------------------------------         -----
             (Address of principal executive offices)           (Zip Code)



       Registrant's telephone number, including area code: (713) 669-0932







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Item 5. OTHER EVENTS.
---------------------

     On November 14, 1997, Heartland, Inc. of Wichita and Collins & McIlhenny, Inc. ("Plaintiffs") filed a lawsuit against the Company, Howard Karren, Whittier Trust Company and James A. Jeffs in the District Court of Harris County, Texas. The Company was served with the Complaint on December 3, 1997. Plaintiffs claim that the Company breached an alleged agreement with them whereby Plaintiffs were to raise capital for the Company through a private placement of the Company's securities, that the Company and Mr. Karren made false representations in connection with the alleged contract and that Whittier Trust Company and James
A. Jeffs interfered with the Company's performance of the alleged contract. Plaintiffs are seeking actual damages of $3,435,000 and exemplary damages of $25,000,000 from each defendant, plus attorneys' fees.







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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 12, 1997

                                              CHAPARRAL RESOURCES, INC.




                                              By:  /s/  Howard Karren
                                                 -------------------------------
                                                 Howard Karren, President








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